Exhibit 23







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 33-35377 of Redwood Empire Bancorp on Form S-8 of our report dated June 8, 2004, on the financial statements of the Redwood Empire Bancorp 401(k) Profit Sharing Plan, which is included in this Annual Report on Form 11-K for the year ended December 31, 2003.




                                        Crowe Chizek and Company LLC

South Bend, Indiana
July 12, 2004